Exhibit 99.2

ENBRIDGE ENERGY PARTNERS, L.P.

CONSOLIDATED STATEMENTS OF INCOME

	Three months ended December 31,		Year ended December 31,
	2004	2003	2004	2003
	(unaudited; dollars and units in millions, except per unit amounts)

Operating revenue	$1,334.7	$760.4	$4,291.7	$3,172.3
Operating expenses
Cost of natural gas	1,143.3	610.5	3,587.1	2,612.7
Operating and administrative	76.3	54.3	274.1	211.8
Power	18.8	16.2	72.8	56.1
Depreciation and amortization	31.3	27.1	120.5	97.4
	1,269.7	708.1	4,054.5	2,978.0

Operating income	65.0	52.3	237.2	194.3
Interest expense	(22.6)	(20.7)	(88.4)	(85.0)
Rate refunds	(1.6)	—	(13.6)	—
Other income	0.8	0.7	3.0	2.4
Net income	$41.6	$32.3	$138.2	$111.7
Net income allocable to common and i-units	$35.6	$27.0	$115.7	$92.1
Net income per common and i-unit	$0.61	$0.54	$2.06	$1.93
Weighted average common and i-units outstanding	59.0	50.3	56.1	47.7

NET INCOME PER COMMON AND i-UNIT

Net income per common and i-unit is computed by dividing net income, after deduction of Enbridge Energy Company, Inc.’s. (the “General Partner”) allocation, by the weighted average number of Class A and Class B common units and i-units outstanding. The General Partner’s allocation is equal to an amount based upon its general partner interest, adjusted to reflect an amount equal to incentive distributions and an amount required to reflect depreciation on the General Partner’s historical cost basis for assets contributed upon formation of the Partnership. There are no dilutive securities. Net income per common and i-unit was determined as follows:

	Three months ended December 31,		Year ended December 31,
	2004	2003	2004	2003
	(dollars and units in millions, except per unit amounts)

Net income	$41.6	$32.3	$138.2	$111.7
Allocations to the General Partner:
Net income	(0.9)	(0.6)	(2.8)	(2.2)
Incentive distributions	(5.1)	(4.6)	(19.6)	(17.2)
Historical cost depreciation adjustments	—	(0.1)	(0.1)	(0.2)
Net income allocable to common and i-units	$35.6	$27.0	$115.7	$92.1
Weighted average common and i-units outstanding	59.0	50.3	56.1	47.7
Net income per common and i-unit	$0.61	$0.54	$2.06	$1.93

SEGMENT INFORMATION

Effective June 30, 2004, the Partnership changed its reporting segments. The Natural Gas Transportation segment was combined with the Gathering and Processing segment to form one new segment called “Natural Gas”. Liquids Transportation was renamed to “Liquids” and there were no changes to the Marketing segment. These changes were a result of newly stated internal performance measures for the Partnership. The new segments are consistent with how management makes resource allocation decisions, evaluates performance, and furthers the achievement of the Partnership’s long-term objectives. Financial information for prior periods was reclassified to reflect the new segmentation.

The following tables present certain financial information relating to the Partnership’s business segments (dollars in millions):

	As of and for the three months ended December 31, 2004
	Liquids	Natural Gas	Marketing	Corporate	Total

Total revenue	$107.8	$936.2	$765.9	$—	$1,809.9
Less: Intersegment revenue	—	460.8	14.4	—	475.2
Operating revenue	107.8	475.4	751.5	—	1,334.7
Cost of natural gas	—	392.0	751.3	—	1,143.3
Operating and administrative	35.7	39.3	1.0	0.3	76.3
Power	18.8	—	—	—	18.8
Depreciation and amortization	18.0	13.1	0.2	—	31.3
Operating income (loss)	35.3	31.0	(1.0)	(0.3)	65.0
Interest expense	—	—	—	(22.6)	(22.6)
Rate refunds	—	—	—	(1.6)	(1.6)
Other income	—	—	—	0.8	0.8
Net income	$35.3	$31.0	$(1.0)	$(23.7)	$41.6
Capital expenditures (excluding acquisitions)	$25.3	$82.9	$0.3	$5.7	$114.2

	As of and for the three months ended December 31, 2003
	Liquids	Natural Gas	Marketing	Corporate	Total

Total revenue	$93.2	$533.7	$433.0	$—	$1,059.9
Less: Intersegment revenue	—	265.4	34.1	—	299.5
Operating revenue	93.2	268.3	398.9	—	760.4
Cost of natural gas	—	213.2	397.3	—	610.5
Operating and administrative	24.3	28.3	0.9	0.8	54.3
Power	16.2	—	—	—	16.2
Depreciation and amortization	16.2	10.8	0.1	—	27.1
Operating income	36.5	16.0	0.6	(0.8)	52.3
Interest expense	—	—	—	(20.7)	(20.7)
Rate refunds	—	—	—	—	—
Other income	—	—	—	0.7	0.7
Net income	$36.5	$16.0	$0.6	$(20.8)	$32.3
Capital expenditures (excluding acquisitions)	$16.2	$18.1	$—	$2.1	$36.4

	As of and for the year ended December 31, 2004
	Liquids	Natural Gas	Marketing	Corporate	Total

Total revenue	$409.3	$2,890.1	$2,686.9	$—	$5,986.3
Less: Intersegment revenue	—	1,570.2	124.4	—	1,694.6
Operating revenue	409.3	1,319.9	2,562.5	—	4,291.7
Cost of natural gas	—	1,031.8	2,555.3	—	3,587.1
Operating and administrative	128.9	138.3	3.4	3.5	274.1
Power	72.8	—	—	—	72.8
Depreciation and amortization	68.5	51.7	0.2	0.1	120.5
Operating income	139.1	98.1	3.6	(3.6)	237.2
Interest expense	—	—	—	(88.4)	(88.4)
Rate refunds	—	—	—	(13.6)	(13.6)
Other income	—	—	—	3.0	3.0
Net income	$139.1	$98.1	$3.6	$(102.6)	$138.2
Total assets	$1,639.8	$1,756.3	$341.0	$25.9	$3,763.0
Goodwill	$—	$236.8	$20.4	$—	$257.2
Capital expenditures (excluding acquisitions)	$81.9	$197.4	$0.3	$9.2	$288.8

	As of and for the year ended December 31, 2003
	Liquids	Natural Gas	Marketing	Corporate	Total

Total revenue	$344.2	$2,079.8	$1,984.9	$—	$4,408.9
Less: Intersegment revenue	—	1,121.3	115.3	—	1,236.6
Operating revenue	344.2	958.5	1,869.6	—	3,172.3
Cost of natural gas	—	754.9	1,857.8	—	2,612.7
Operating and administrative	104.1	102.3	2.2	3.2	211.8
Power	56.1	—	—	—	56.1
Depreciation and amortization	59.5	37.7	0.2	—	97.4
Operating income	124.5	63.6	9.4	(3.2)	194.3
Interest expense	—	—	—	(85.0)	(85.0)
Rate refunds	—	—	—	—	—
Other income	—	—	—	2.4	2.4
Net income	$124.5	$63.6	$9.4	$(85.8)	$111.7
Total assets	$1,511.2	$1,490.5	$189.6	$40.5	$3,231.8
Goodwill	$—	$236.9	$20.4	$—	$257.3
Capital expenditures (excluding acquisitions)	$69.3	$55.4	$0.1	$4.5	$129.3